UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

SINO FORTUNE HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Address of Principal Executive Offices)

Registrant’s telephone number: +86 15601666822

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2016, the Board of Directors of Sino Fortune Holding Corporation (the “Company”) approved a change in the fiscal year end from a fiscal year ending on October 31 to December 31, effective beginning with fiscal year 2016. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods.

The change to the Company’s fiscal year will not impact the Company’s fiscal year results for the year ended October 31, 2015. However, the change will impact the prior year comparability of each of the fiscal quarters and annual period in 2016 in future filings.

Since the Company’s has filed its first and second Quarterly Reports on Form 10-Q for the quarters ended January 31, 2016 and April 30, 2016, the Company will file its next second Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, its third Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and its Annual Report on Form 10-K for the year beginning January 1, 2016 through December 31, 2016 covering the transition period between October 31, 2016 and December 31, 2016.

The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer companies and improving comparability between periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO FORTUNE HOLDING CORPORATION

Date: June 21, 2016

/s/ Xie Jing
	Name:	Xie Jing
	Title:	Chief Executive Officer